UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

LL Flooring Holdings, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant): N/A

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LL Flooring’s Board Reminds Shareholders to Vote the Universal WHITE Proxy Card “FOR”

ONLY LL Flooring’s Three Highly Qualified Director Nominees in Advance of Annual Meeting of Stockholders

Douglas T. Moore, Ashish Parmar and Nancy M. Taylor Have the Right Mix of Skills and Experience Relevant to the Company and its Current Operating Environment

Leading Independent Proxy Advisor ISS Recommends Shareholders Vote “FOR” the Majority of LL Flooring’s Nominees

Thomas Sullivan and His Nominees Would Bring No Additive Skills to Your Board

2024 Annual Meeting of Stockholders Scheduled for July 10, 2024

Visit www.VoteLLFlooring.com for More Information

RICHMOND, Va. – July 3, 2024 – LL Flooring Holdings, Inc. (“LL Flooring” or “Company”) (NYSE: LL) today reminds all shareholders to vote the universal WHITE proxy card “FOR” ONLY LL’ Flooring’s three highly qualified director nominees in advance of the Company’s 2024 Annual Meeting of Stockholders, scheduled to take place on July 10, 2024. Shareholders are encouraged to visit www.VoteLLFlooring.com for more information and voting instructions. As shareholders consider their vote, LL Flooring reminds them of three critical factors to inform their decision:

•

LL Flooring’s highly qualified and engaged nominees are the right directors to guide the Company forward. Over the course of their respective tenures as members of your Board, Messrs. Moore and Parmar and Ms. Taylor have been active and engaged, leveraging their deep collective experiences and expertise to provide critical, independent oversight and decision making. Mr. Sullivan’s nominees offer no incremental value to your Board.

•

Leading independent proxy advisor Institutional Shareholder Services (“ISS”) recommends shareholders vote “FOR” the majority of LL Flooring’s director nominees. ISS supports the majority of your highly qualified Board nominees and recognizes the value they bring to your Board and company. Moreover, in recommending a vote “FOR” your Chair, Ms. Taylor, ISS has demonstrated confidence in Ms. Taylor’s leadership capabilities. In its report, ISS highlighted the following[1]:

“The incumbent nominees have skills and experience relevant to the company’s challenges.”

“…given Sullivan’s history with the company, his presence on the board may prove to be counterproductive.”

•

Mr. Sullivan and his nominees would not bring additive public company board or public company executive leadership experience to LL Flooring. In fact, if Mr. Sullivan’s nominees were elected, they would remove superior talent, critical skills and three independent directors from your Board.

[1]	Permission to use quotes neither sought nor received

Vote today “FOR” ONLY LL Flooring’s three highly qualified and engaged director nominees on the universal WHITE proxy card

Your Board unanimously recommends that you vote “FOR” the election of each of the three nominees proposed by your Board, Messrs. Moore and Parmar and Ms. Taylor, on your universal WHITE proxy card.

Your Board strongly urges you to DISCARD and NOT vote using any gold proxy card that may be sent to you by Mr. Sullivan. If you have already voted using a gold proxy card sent to you by Mr. Sullivan, you have every right to change your vote and we strongly encourage you to revoke that proxy by using the WHITE proxy card to vote in favor of ONLY the three nominees recommended by your Board – by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted – any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Your vote is very important. Even if you plan to attend the Annual Meeting, we request that you read the proxy statement and vote your shares by signing and dating the enclosed universal WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet by following the instructions provided on the enclosed universal WHITE proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Saratoga, at (888) 368-0379 or (212) 257-1311 or by email at info@saratogaproxy.com.

About LL Flooring

LL Flooring is one of the country’s leading specialty retailers of hard-surface flooring with more than 435 stores nationwide. The Company seeks to offer the best customer experience online and in stores, with more than 500 varieties of hard-surface floors featuring a range of quality styles and on-trend designs. LL Flooring’s online tools also help empower customers to find the right solution for the space they’ve envisioned. LL Flooring’s extensive selection includes waterproof hybrid resilient, waterproof vinyl plank, solid and engineered hardwood, laminate, bamboo, porcelain tile, and cork, with a wide range of flooring enhancements and accessories to complement. LL Flooring stores are staffed with flooring experts who provide advice, Pro partnership services and installation options for all of LL Flooring’s products, the majority of which is in stock and ready for delivery.

Learn More about LL Flooring

•	Our commitment to quality, compliance, the communities we serve and corporate giving: https://llflooring.com/corp/quality.html

•	Follow us on social media: Facebook, Instagram and Twitter.

Forward Looking Statements

Certain statements in this press release may include statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “assumes,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “targets,” “potential,” “will likely result,” and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements.

These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. These risks include, without limitation, the impact of any of the following: reduced consumer spending due to slower growth, economic recession, inflation, higher interest rates, and consumer sentiment; our advertising and overall marketing strategy, including anticipating consumer trends and increasing brand awareness; the results of our ongoing strategic review; a sustained period of inflation impacting consumer spending; our inability to execute on our key initiatives or if such key initiatives do not yield desired results; stock price volatility; competition, including alternative e-commerce offerings; liquidity and/or capital resources changes and the impact of any changes or limitations, including, without limitation, ability to borrow funds and/or renew or roll over existing indebtedness; transportation availability and costs, including the impact of the war in Ukraine and the conflict in the middle east on the Company’s European and Asian suppliers; potential disruptions to supply chain and product availability related to forced labor and other trade regulations; including with respect to the Uyghur Forced Labor Prevention Act; inability to hire and/or retain employees; inability to staff stores due to overall pressures in the labor market; the outcomes of legal proceedings, and the related impact on liquidity; reputational harm; inability to open new stores with acceptable financial returns, find suitable locations for our new stores, and fund other capital expenditures; managing growth; disruption in our ability to distribute our products, including due to severe weather; operating an office in China; managing third-party installers and product delivery companies; renewing store, warehouse, or other corporate leases; maintaining optimal inventory for consumer demand; our and our suppliers’ compliance with complex and evolving rules, regulations, and laws at the federal, state, and local levels having an overreliance on limited or sole-source suppliers; damage to our assets; availability of suitable hardwood, carpet and other products, including disruptions from the impacts of severe weather and supply chain constraints; product liability claims, marketing substantiation claims, wage and hour claims, and other labor and employment claims; sufficient insurance coverage, including cybersecurity insurance; disruptions due to cybersecurity threats, including any impacts from a network security incident; the handling of confidential customer information, including the impacts from the California Consumer Privacy Act, California Privacy Rights Act and other applicable data privacy laws and regulations; management information systems and customer relationship management system disruptions; obtaining products domestically and from abroad, including tariffs, the effects of antidumping and countervailing duties, and delays in shipping and transportation whether due to international events, such as the Red Sea shipping crisis, or scenarios outside of the Company’s control; impact of changes in accounting guidance, including implementation guidelines and interpretations related to Environmental, Social, and Governance matters; deficiencies or weaknesses in internal controls; and anti-takeover provisions.

The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws.

Additional factors are set forth in the Company’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2023, under the captions “Risk Factors”, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2024, and subsequent filings with the SEC.

For further information:

LL Flooring Investor Relations

ICR

Bruce Williams

ir@llflooring.com

Tel: 804-420-9801

For media inquiries:

Ed Trissel / Spencer Hoffman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

For Investors:

Saratoga Proxy Consulting LLC:

John Ferguson / Joe Mills

info@saratogaproxy.com

Tel: 212-257-1311